UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2013 (May 1, 2013)

RREEF Property Trust, Inc
(Exact Name of Registrant as Specified in Its Charter)

Maryland          333-180356         45-4478978
(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)

345 Park Avenue, 24th Floor, New York, NY 10154
(Address of principal executive offices)
(Zip Code)

(212) 454-6260
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Revolving Credit Facility

On May 1, 2013, RREEF Property Operating Partnership, LP (the “Operating Partnership”), a wholly-owned subsidiary of RREEF Property Trust, Inc. (the “Company”), entered into a secured revolving credit facility (the “Credit Facility”) providing for up to $50.0 million of borrowings (subject to increase and decrease as described below) pursuant to a credit agreement (the “Credit Agreement”) with Regions Capital Markets, as sole lead arranger and sole book runner, Regions Bank (“Regions Bank”), as lender and administrative agent, and other lending institutions that may become parties to the Credit Agreement (collectively, the “Lenders”). Pursuant to the Credit Agreement, all borrowings of the Operating Partnership under the Credit Facility are guaranteed by the Company.

The Credit Facility allows the Operating Partnership to borrow up to $50.0 million in revolving loans (the “Revolving Loans”). Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased on two separate occasions to a maximum of $150.0 million within the first 12 months of the term (the “Accordion Feature”). In addition, if the Company does not have at least $50 million of tangible net worth (as defined in the Credit Agreement) as of May 1, 2014, the available, undrawn commitments under the Credit Facility will be canceled, and the Company will have no ability to borrow additional amounts, or re-borrow amounts subsequently repaid, under the Credit Facility. The maximum amount of outstanding Revolving Loans (the “Borrowing Base Value”) cannot exceed the sum of (a) 50% multiplied by the value of qualifying real estate securities (capped at a maximum of 20% of the Borrowing Base Value), plus (b) the lesser of (i) 60% multiplied by the value of qualifying real estate properties (but capped, in respect of qualifying real estate that is subject to a ground lease, at a maximum of 15% of the Borrowing Base Value) and (ii) an amount which would produce a minimum implied debt service coverage ratio of 1.30x based on a 30-year amortization schedule and an interest rate equal to the greater of (A) the ten year Treasury Rate plus 2.50% and (B) 6.5%. To the extent the total outstanding balance of the Credit Facility (including unfunded Letters of Credit) is greater than the Borrowing Base Value, the Operating Partnership shall be required to immediately reduce such outstanding balance to an amount equal to or less than the Borrowing Base Value. Up to 10.0% of the Credit Facility may be used for issuing letters of credit, and up to 10.0% of the Credit Facility may be used for “swingline” loans, which are loans with higher interest rates made on short notice for the purpose of supporting a borrower's short-term cash management needs. The Credit Facility matures on May 1, 2015, and contains a single one-year extension option, subject to meeting certain criteria. The Operating Partnership has not yet borrowed any funds under the Credit Facility.

The Revolving Loans will bear interest at a rate equal to either (a) the London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 2.20% to 2.50%, or (b) a base rate defined as the greater of (i) the Regions Bank prime rate, (ii) the Federal Funds Effective Rate plus 0.50% and (iii) the LIBOR rate for a one-month interest period plus 1.00%, plus a margin ranging from 1.20% to 1.50%. The applicable margin applied in each case depends on the consolidated leverage ratio of the Company. The Operating Partnership has paid certain customary fees, and will be required to pay additional customary fees, in connection with the Credit Facility.

The Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements, dividend payout limits and REIT status requirements. The Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the base rate and LIBOR-based committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. Similarly, the letter of credit fees described above will be increased to a rate of 2.0% above the letter of credit fee that would otherwise be applicable at that time. In addition to the Operating Partnership breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to make payments when due; (2) default in other agreements; (3) a violation of any financial, negative or other covenants; (4) a material inaccuracy of any representation or warranty; (5) the bankruptcy or insolvency of the Operating Partnership or any consolidated subsidiary; (6) the occurrence of a change of control; (7) a violation of ERISA regulations; and (8) judgments against the Operating Partnership or any consolidated subsidiary in excess of $5.0 million (not covered by insurance) that remain unsatisfied or unstayed for sixty days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Credit Facility and all outstanding loans shall be immediately due and payable.

The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Date: May 6, 2013

EXHIBIT INDEX
Exhibit No.

10.1
Credit Agreement, dated as of May 1, 2013, by and among RREEF Property Operating Partnership, LP, as borrower, RREEF Property Trust, Inc., as guarantor, Regions Bank, as Lender and administrative agent, and Regions Capital Markets, as sole lead arranger and sole book runner.